UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
Date of earliest
event reported):	July 21, 2006

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-18110	39-0300430
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)

(262) 334-9461
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On July 21, 2006, the Board of Directors (the “Board”) of Gehl Company (the “Company”) elected Bruce D. Hertzke to serve as a member of the Board. Mr. Hertzke was also appointed to serve as a member of the Audit Committee of the Board. Mr. Hertzke, age 55, is the Chairman and Chief Executive Officer of Winnebago Industries, Inc., (NYSE: WGO) of Forest City, Iowa. He has held various positions with Winnebago since joining them in 1971.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On July 21, 2006, the Board amended Section 3.01 of the Company’s By-Laws to increase the size of the Board from eight directors to nine directors. Copies of the amendment to the By-Laws and the Company’s By-Laws, as so amended, are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(3.1)	Text of Amendment to By-Laws of Gehl Company.

(3.2)	By-Laws of Gehl Company, as amended through July 21, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: July 27, 2006	By: /s/ Michael J. Mulcahy
Michael J. Mulcahy
Vice President, Secretary and General Counsel

GEHL COMPANY

Exhibit Index to Current Report on Form 8-K
Dated July 21, 2006

Exhibit
Number

(3.1)	Text of Amendment to By-Laws of Gehl Company.

(3.2)	By-Laws of Gehl Company, as amended through July 21, 2006.

4